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                                 EXHIBIT 21.01

                             LIST OF SUBSIDIARIES
                             --------------------

                            State of
                         Incorporation/        Names Used In Doing
     Name                Organization               Business
     ----                --------------        -------------------

Showboat Operating          Nevada             Showboat; Showboat
 Company                                       Hotel, Casino &
                                               Bowling Center;
                                               Showboat Motel; Las
                                               Vegas Showboat
Showboat Development        Nevada             Showboat
 Company                                       Development
                                               Company
Lake Pontchartrain          Nevada             Lake Pontchartrain
 Showboat, Inc.                                Showboat
Showboat                    Nevada             Star Casino
 Louisiana, Inc.
Showboat Star               Louisiana          Star Casino
 Partnership
Ocean Showboat, Inc.        New Jersey         Ocean Showboat
Atlantic City               New Jersey         Showboat; Showboat
 Showboat, Inc.                                Hotel and Casino;
                                               Atlantic City
                                               Showboat
Ocean Showboat              New Jersey         Ocean Showboat
 Finance Corporation                           Finance Corporation